30 November 2017	Matter No.: 704697 Doc Ref: Legal – 13303006.2
Atlas Financial Holdings, Inc. 953 American Lane Schaumburg Illinois 60173 United States of America Attn Mr Scott Wollney President and Chief Executive Officer	+1 345 814 7759 email: richard.fear@conyersdill.com

Dear Sirs

Re: Form S-3 Registration Statement

We have acted as special Cayman Islands legal counsel to the Company and have been requested to render this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”), including a related prospectus (the “Prospectus”) each as may be amended from time to time, prepared and filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Registration Statement, the Company is registering under the Securities Act up to an aggregate amount of $60,000,000 of any combination of the Company’s securities (each a “Security” and together “Securities”), consisting of (i) Ordinary Shares of the Company, par value of $0.003 per share (the “Ordinary Shares”), (ii) Preferred Shares of the Company, par value of $0.001 per share (the “Preferred Shares”), (iii) senior unsecured and subordinated debt securities to be issued pursuant to the applicable indenture to be entered into by the Company and a trustee to be named therein (the “Debt Securities”), (iv) warrants to purchase Debt Securities, Preferred Shares, Ordinary Shares, Depositary Shares (as defined below), or other securities (the “Warrants”) to be issued under warrant agreements (each a “Warrant Agreement”) to be entered into by the Company and a warrant agent named therein (the “Warrant Agent”), (v) depositary shares representing a fractional share or multiple shares of the Ordinary Shares or Preferred Shares (the “Depositary Shares”), (vi) purchase contracts obligating the Company to buy or sell a specified number of Ordinary Shares at a future date or dates (the “Stock

Purchase Contracts”), and (vii) stock purchase units obligating the Company to buy or sell Ordinary Shares, Preferred Shares or other securities (the “Stock Purchase Units”).

For the purposes of giving this opinion, we have examined electronically transmitted copies of the following documents:

(i)
the Registration Statement, including the Prospectus, as filed with the Commission (which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto);

(ii)
Indenture and First Supplemental Indenture, each dated as of 26 April 2017, filed as Exhibit 4.7 and 4.8 to the Registration Statement, and entered into between the Company and Wilmington Trust, National Association (the “Trustee”) (together the “Senior Indenture”); and

(iii)	a form of subordinated indenture, filed as Exhibit 4.10 to the Registration Statement, to be entered into between the Company and a trustee to be named therein (the “Subordinated Indenture”);

The documents listed in items (ii) and (iii) above are sometimes referred to collectively in this opinion letter as the “Documents” (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

In addition we have examined and relied on copies of the following documents:

(1)
the Memorandum and Articles of Association of the Company registered and filed on 30 December 2010, as amended by special resolutions dated 7 December 2012 and 29 May 2014 (the “Constitutional Documents”);

(2)	written resolutions of the board of directors of the Company passed on 30 November 2017 (the “Resolutions”);

(3)	the register of directors and officers of the Company certified by Conyers Trust Company (Cayman) Limited as the registered office provider of the Company on 29 November 2017; and

(4)	the certificate of good standing in respect of the Company dated 29 November 2017 (the “Certificate Date”) issued by the Cayman Islands Registrar of Companies;

and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us, and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents, (d) the due execution and delivery of the Documents by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that the Resolutions remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect of the Documents under the laws by which they are governed, (i) that at the time of the issuance of any Ordinary Shares or Preferred Shares, the Company will have sufficient authorised unissued and otherwise unreserved Ordinary Shares and Preferred Shares to enable it to issue any such Securities, (j) that the Constitutional Documents remain in full force and effect and have not been rescinded or amended; (k) that at the time of and after entering into the Documents, the Company will be able to pay its debts as they fall due from its own monies and any disposition or settlement of property effected by any of the Documents as appropriate is made in good faith and for valuable consideration and at the time of each disposition of property; (l) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded or been the subject of a stop order; (m) for each type or series of Securities the Company offers by means of the Prospectus, the Company will have prepared and filed with the Commission under the Securities Act, a Prospectus Supplement which describes that type or series and, if Securities of another types or series are issuable upon the conversion, exchange, redemption, repurchase or exercise of the Securities being offered, which also describes that other type or series; (n) the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable United States federal and state securities laws; (o) in the case of Securities of any type which the Company issues and sells, the board of directors of the Company (or any committee of the one or more members of that board of directors to which that board of directors has duly delegated appropriate powers (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize the issuance of those Securities and the other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities and approved the terms of the offering and sale of those Securities; (p) at the time of the issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of the Cayman Islands, will have the necessary corporate power and due authorisation and the terms and issue of any such Securities will not violate the organizational documents of the Company, any applicable law or result in a default or breach of any agreement binding upon Company, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it; (q) the Company and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive underwriting, purchase or similar agreement relating to those Securities; (r) in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon that conversion, exchange, redemption, repurchase or exercise; (s) in the case of Depository Shares, (A) the Board will have designated and established the terms of such Depository Shares and any related agreement and such Depository Shares will not include any provision that is unenforceable; and (B) forms of such Depository Shares complying with the terms of the applicable Deposit Agreement (as defined below) and evidencing those Depositary Shares will have been duly executed and delivered in accordance with the provisions of the Deposit Agreement; and (C) any such Deposit Agreement shall have been duly authorised, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and governing law; (t) the applicable indenture shall have been duly authorised, executed and delivered by the Company and the Trustee, and that at the time of execution, authentication, issuance and delivery of the applicable Debt Securities, the applicable indenture will be valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (u) in the case of Debt Securities of any series, (A) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (B) forms of Debt Securities complying with the terms of the applicable indenture and evidencing those Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture; (v) in the case of Warrants, (A) the Board will have designated and established the terms of such Warrants and any related Warrant Agreement and such Warrant and any related Warrant Agreement will not include any provision that is unenforceable; (B) forms of such Warrants complying with the terms of the related Warrant Agreement and evidencing those Warrants will have been duly executed and delivered in accordance with the provisions of the related Warrant Agreement; and (C) any such Warrant Agreement shall have been duly signed authorized, executed and delivered by the parties thereto, and shall be valid and bringing obligation of such parties, enforceable against such parties in accordance with its terms and its governing law; (w) in the case of Stock Purchase Contracts, (A) the Board will have designated and established the terms of such Stock Purchase Contracts and any related purchase contract agreements such Stock Purchase Contracts and related purchase contract agreements will not include any provision that is unenforceable; (B) forms of such Stock Purchase Contracts complying with the terms of the related purchase contract agreements and evidencing those Stock Purchase Contracts will have been duly executed and delivered in accordance with the provisions of the related purchase contract agreements; and (C) any such purchase contract agreements shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and its governing law; and (x) in the case of Stock Purchase Units, (A) the Board will have designated and established the terms of such Stock Purchase Units and any related purchase contract agreements such Stock Purchase Units and related purchase contract agreements will not include any provision that is unenforceable; (B) forms of such Stock Purchase Units complying with the terms of the related purchase contract agreements and evidencing those Stock Purchase Units will have been duly executed and delivered in accordance with the provisions of the related purchase contract agreements; and (C) any such purchase contract agreements shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and its governing law.

The obligations of the companies under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.

“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Common Shares and/or Preference Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares and Preference Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or Preference Share or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion letter is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1
Based on the Certificate of Good Standing, the Company is duly incorporated and existing under the laws of the Cayman Islands and in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2
With respect to Ordinary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, (b) either (i) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than par value of the Ordinary Shares) has been made, or (ii) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise or any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received, and (c) valid book-entry notations are made in the register of members of the Company, the Ordinary Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

3
With respect to the Preferred Shares, when (a) the Board has taken all necessary corporate to approve and establish the terms of the Preferred Shares and to approve the issuance thereof, the terms of the offering thereof and related matters, (b) either (i) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (ii) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other Security, the terms of such Security of the instrument governing such Security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred shares) received, and (c) valid book-entry notations are made in the register of members of the Company, the Preferred Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

4
With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”), the issuance of the shares to be subject thereto to the applicable depositary, and the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly executed by the Company and depositary, (c) the Depositary Shares have been duly executed, authenticated, issued and delivered in accordance with the Deposit Agreement and applicable definitive underwriting, purchase or similar agreement, and (d) payment of the consideration for the shares subject to the Deposit Agreement has been received by the Company (being not less than the par value of the shares subject to the Deposit Agreement) and valid book-entry notations have been made in the register of members of the Company in respect of the shares subject to the Deposit Agreement, the Depository Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5
With respect to the Debt Securities, the applicable indenture will constitute the legal, valid and binding agreement of the Company and when such Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable indenture, such Debt Securities will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6
With respect to the Warrants, when (a) the Warrant Agreement has been duly executed and delivered, (b) the Warrants have been duly executed by the Company and duly authenticated by the Warrant Agent in accordance with the terms of that Warrant Agreement, and (c) the Warrants have been delivered to, paid for and countersigned by the relevant underwriters pursuant to the terms of a warrant underwriting agreement, the Warrants will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7
With respect to the Stock Purchase Contracts, when (a) a purchase contract agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) has been duly executed and delivered and (b) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement, such Stock Purchase Contracts will be validly issued and constitute valid binding obligations of the Company, enforceable against the Company in accordance with their terms.

8
With respect to the Stock Purchase Units, when (a) a purchase contract agreement relating to the Stock Purchase Units (the “Stock Purchase Unit Agreement”) has been duly executed and delivered and (b) the Stock Purchase Units have been duly executed and issued in accordance with the Stock Purchase Unit Agreement, such Stock Purchase Units will be validly issued and constitute valid binding obligations of the Company, enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman